UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2021

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37659	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1 Jenner, Suite 200
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LINK	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures under Item 3.02 are incorporated herein by reference to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

On October 21, 2021, Interlink Electronics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with twenty one (21) purchasers identified on the schedule of buyers attached thereto (the “Investors”), which Purchase Agreement provides for the sale by the Company to the Investors of an aggregate of one hundred twenty thousand (120,000) shares (each, a “Share” and collectively, the “Shares”) of its 8.0% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at an Offering price of $25.00 per share, for gross proceeds of $3.0 million (the “Offering”).

The Offering closed on October 22, 2021 (the “Initial Closing Date”). After payment of placement agent cash fees and expenses of the Offering, the Company received net proceeds of approximately $2.82 million. The Purchase Agreement allows for the sale by the Company of up to an additional 480,000 shares of Series A Preferred Stock at one or more subsequent closings within ninety (90) days of the Initial Closing Date.

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents or (ii) any action instituted against an Investor with respect to the Offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and was subject to customary closing conditions.

In addition, on the Closing Date the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, dated October 22, 2021, pursuant to which the Company agreed to register for resale by the Investors the shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased by the Investors pursuant to the Purchase Agreement. The Company has committed to file the registration statement no later than January 19, 2022 and to cause the registration statement to become effective no later than April 19, 2022. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including the Company’s failure to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to an Investor would be 0.5% of the aggregate amount invested by such Investor for each 30-day period, or pro rata portion thereof, during which the default continues.

A press release announcing the Offering was issued by us on October 25, 2021, a copy of which is attached hereto as Exhibit 99.1.

Advisory Group Equity Services Ltd. acted as placement agent (the “Placement Agent”) in the Offering. The Placement Agent received an aggregate cash fee of $180,000, or 6.0% of the gross proceeds raised in the Offering and reimbursement of transaction expenses.

The Shares were offered and sold exclusively to accredited investors in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates representing the Shares issued in the transaction. The offer and sale of the Shares were made without any general solicitation or advertising.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein.

Item 3.03	Material Modifications to Rights of Security Holders.

On October 21, 2021, the Company filed a Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of its Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Nevada designating up to 600,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock, with a liquidation preference equal to the greater of $25.00 per share plus any accrued and unpaid dividends, and such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to a liquidation event described in the Certificate of Designations. The Certificate of Designations further establishes the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock. After the closing of the Offering, the Company has available for issuance an additional 480,000 shares of Series A Preferred Stock.

Under the terms of the Certificate of Designations, dividends on the Series A Preferred Stock accrue daily and will be cumulative from the first day of the calendar month in which they are issued, and shall be payable monthly in arrears on the 15th day of each calendar month, when, as and if declared by our board of directors, at the rate of 8.0% per annum of its liquidation preference, which is the equivalent to $2.00 per annum per share.

Each share of Series A Preferred Stock is convertible into shares of our common stock at a conversion price of $12.50 per common share, or 2.0 shares of our common stock, at any time at the option of the holder, subject to certain customary adjustments as described later in the Certificate of Designations (the “Conversion Price”). We may elect to automatically convert some or all of the Series A Preferred Stock into shares of our common stock at any time on or after April 22, 2022 if the closing price of the common stock equals of exceeds $15.00 (120% of the initial Conversion Price) for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion (the “Market Trigger”).

The Series A Preferred Stock will not be redeemable before April 22, 2022 except as described below upon the occurrence of a Fundamental Change (as defined in the Certificate of Designations). We may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price of $27.50 plus accrued and unpaid dividends beginning April 22, 2022 through October 21, 2023, at a cash redemption price of $28.125 plus accrued and unpaid dividends beginning October 22, 2023 through October 21, 2024, and, at a cash redemption price of $28.75 plus accrued and unpaid dividends beginning October 22, 2024. If we exercise the foregoing redemption right, Holders of the Series A Preferred Stock will have the right to convert such shares into shares of our common stock at the Conversion Price until the redemption date specified in the redemption notice delivered by the Company. However, at any time within sixty (60) days after the occurrence of a Fundamental Change, we may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price of $27.50 plus accrued and unpaid dividends if the redemption date occurs from October 22, 2022 through October 21, 2023, at a cash redemption price of $28.125 plus accrued and unpaid dividends if the redemption date occurs from October 22, 2023 through October 21, 2024, and at a cash redemption price of $28.75 plus accrued and unpaid dividends, if the redemption date occurs on and after October 22, 2024. If we exercise the foregoing redemption right, Holders of the Series A Preferred Stock will have the right to convert such shares into shares of our common stock at the Conversion Price after the Fundamental Change but prior to the redemption date specified in the redemption notice delivered by the Company.

Holders of the Series A Convertible Preferred Stock generally have no voting rights.

The Series A Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund, and will remain outstanding indefinitely unless a holder chooses to convert the Series A Preferred Stock into shares of our common stock, we elect to automatically convert it into shares of our common stock upon a Market Trigger, on or after April 22, 2022 if we elect to redeem it, or within sixty (60) days after a Fundamental Change occurs.

The terms of the Series A Preferred Stock are more fully described in the Certificate of Designations, which is attached as Exhibit 3.1 hereto and is incorporated herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference in this Item 5.03.

On October 21, 2021, the Company filed the Certificate of Designations with the Secretary of State of the State of Nevada to establish the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock. The terms of the Series A Preferred Stock are more fully described in the Certificate of Designations, which is attached as Exhibit 3.1 hereto and is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Designations of 8.00% Series A Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated October 21, 2021, between the Registrant and the investors party thereto.

10.2	Registration Rights Agreement, dated October 22, 2021, between the Registrant and the investors party thereto.

99.1	Press Release Issued by Interlink Electronics, Inc. dated October 25, 2021.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2021	INTERLINK ELECTRONICS, INC.

	By:	/s/ Ryan J. Hoffman
Ryan J. Hoffman
Chief Financial Officer

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